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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN, LLP Arthur Andersen, LLP

New Orleans, Louisiana
June 28, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS